UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

CepTor Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-105793	11-2897392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle, Suite 5100, Hunt Valley, Maryland		21030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 527-9998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2006, the Company entered into a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”) which provides for the issuance of one preference share purchase right (a “Right”) for each outstanding common share, par value $0.0001 per share (the “Common Shares”), of the Company. Shareholders of record on March 7, 2006 (the “Record Date”) will receive the Rights. Each Right entitles the registered holder, upon the occurrence of certain events, to purchase from the Company one one-hundredth of a share of Series B Preferred Stock, without par value (the “Preference Shares”), of the Company at a price of $168 per one one-hundredth of a Preference Share, subject to adjustment under certain circumstances (the “Purchase Price”).  The description and terms of the Rights are set forth in the Rights Agreement.

Initially, ownership of the Rights will be evidenced by the Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. In certain circumstances, the Rights will separate from the Common Shares on a Distribution Date that will occur at the close of business on the date that is the earlier of the tenth business day following (i) a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Shares (the “Shares Acquisition Date”), or (ii) the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Shares, unless the transaction is a tender offer or exchange offer for all Common Shares of the Company and the Board of Directors has determined that the price is fair to the shareholders of the Company and the transaction is otherwise in the best interest of the Company. Until the Distribution Date, (a) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (b) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 6, 2016, unless (i) the Rights Agreement is extended by the Board by the amendment of the Rights Agreement, (ii) the Rights are earlier redeemed by the Company as described below or (iii) a transaction under Section 13(d) of the Rights Agreement (relating to consolidation, merger or sale or transfer of assets or earning power) shall have occurred.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Rights may be issued after the Distribution Date and prior to their redemption or expiration only in cases approved by the Board or in connection with the exercise of stock options, stock appreciation rights, grants or awards that are outstanding on the Distribution Date under any benefit plan or arrangement for employees or directors.

Except in the circumstances described below, after the Distribution Date each Right will be exercisable for one one-hundredth of a Preference Share. Each one one-hundredth of a Preference Share carries voting rights that are intended to approximate the equivalent of one Common Share. The voting and dividend rights of the Preference Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for fractional Preference Shares that are not integral multiples of one one-hundredth of a Preference Share (e.g., three one-hundredths of a Preference Share), the Company shall pay cash representing the current market value of the same fraction of a Preference Share.

Subject to certain conditions, upon the occurrence of a person becoming an Acquiring Person, the Rights of the Acquiring Person and certain transferees of the Acquiring Person will be void. In addition, each other holder of a Right (with certain exceptions) will have the right to receive, upon exercise thereof at the current Purchase Price in accordance with the terms of the Rights Agreement, in lieu of a number of Preference Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preference Share for which a Right was exercisable immediately prior to the first occurrence of such event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right) by 50% of the current per share market price per Common Share on the date of such first occurrence. Notwithstanding any of the foregoing, the Rights will be exercisable following the Shares Acquisition Date only when the Rights are no longer redeemable by the Company as discussed below.

At any time after a Person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board may exchange all or part of the Rights (other than Rights held by such Person or group which may have become void), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right.

At any time during the ten days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. That ten-day redemption period may be extended by the Board of Directors so long as the Rights are still redeemable. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger with a subsidiary of the Company in circumstances where the benefits of the Rights will not be substantially diminished), or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a valid Right shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to twice the exercise price of the Right based on average market price of such shares during the 30 trading days prior to the consummation of the merger or sale (that is, at a price per share equal to one-half of their average market price during such 30 prior trading days). Again, provision is made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable.

The Purchase Price payable and the number of one one-hundredths of a Preference Share or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) if holders of the Common Shares are granted certain rights or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company so long as the rights are redeemable by the Board except to reduce the redemption price. After such time, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement.

While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above.

The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B thereto the Form of Rights Certificate, is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the description of the Rights and their terms set forth in the Rights Agreement.

A press release by the Company relating to the Rights Agreement is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Rights Agreement, dated as of March 7, 2006, between CepTor Corporation and American Stock Transfer & Trust Company, as Rights Agent. (1)
99.1	Press Release dated March 8, 2006

__________________________

(1) Incorporated by reference to the Company’s Registration Statement on Form 8-A filed on March 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTOR CORPORATION
Date: March 8, 2006
	By:	/s/ William H. Pursley
William H. Pursley, Chairman and Chief Executive Officer

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